EXECUTION COPY

                               Genta Incorporated
                  Two Connell Drive Berkeley Heights, NJ 07922

                                                      Dated as of August 5, 2003

Loretta M. Itri, M.D.
6 Kimble Circle
Westfield, NJ 07090

Dear Dr. Itri:

      We are pleased that you are willing to continue to serve as President, Pharmaceutical Development of Genta Incorporated, a Delaware corporation (together with its successors and assigns, the "Company"). Accordingly, we would like to offer you continued employment on the terms set forth in this letter agreement (this "Agreement"), which upon countersignature by you shall become a binding agreement between you and the Company (each, a "Party").

      1. Employment; Duties.

      (a) As of March 28, 2003 (the "Effective Date"), the Company hereby engages and employs you, and you hereby accept engagement and employment, as President, Pharmaceutical Development for the duration of the "Term" (as defined in Section 2 below).

      (b) As President, Pharmaceutical Development, of the Company, you shall have such authorities, and perform such duties, as are currently and/or customarily associated with your position. In this job, you will report to the Chief Executive Officer of the Company. You shall perform your duties hereunder at such places as shall be necessary according to the needs, business or opportunities of the Company, and you acknowledge and agree that the performance of your duties hereunder may require significant domestic and international travel by you.


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      (c) During the Term, you shall devote substantially all of your business time and efforts to the proper discharge of your duties and responsibilities under this Agreement. You shall not during the Term engage in any other business activities, whether or not pursued for gain or profit, which will interfere with your ability to perform any of the functions, powers or duties required under this Agreement. In addition, you shall at all times during the Term use your best reasonable efforts to adhere to all Company policies and procedures as described in the Genta Employee Handbook.

      2. Term. Your employment hereunder shall be for a term of three years commencing as of the Effective Date and continuing through March 27, 2006 (the "Term"); provided however, that the Term shall thereafter be automatically and indefinitely be extended for additional one-year periods, unless, at least six months prior to the then-scheduled expiration date, written notice is given by either Party to the other Party that an extension is not desired. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 9.

      3. Compensation and Benefits.

      (a) As cash compensation for the performance of your duties on behalf of the Company during the Term, you shall receive the following:

            (i) A base salary of a minimum of $400,000 per annum (the "Base Salary"), payable in accordance with the Company's standard payroll practice, and reviewed annually for discretionary increase in a manner similar to other senior executives of the Company.

            (ii) A cash bonus (a "Bonus") with respect to each calendar year that ends during the Term, ranging from 0% to 50% of your Base Salary, with a Bonus ("Target Bonus") of 30% of your Base Salary to be paid if mutually agreed-upon goals and objectives are achieved for the year, any Bonus to be paid no later than the earlier of (x) the date that other senior executives of the Company receive their annual bonuses for such year and (y) March 30 of the year following such year.

The Company shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the Parties with respect to compensation payable to you pursuant to this Agreement.


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      (b) As previously approved by the Board of Directors of the Company (the
"Board"), you shall be granted (as of the date you execute this Agreement) stock options for the purchase of 300,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of a share of such Common Stock on such date (the "Option"). The Option shall be granted pursuant to the Company's 1998 Stock Incentive Plan, as amended and restated effective September 19, 2002 (the "1998 Plan"), and shall be subject to a separate Stock Option Agreement in substantially the form attached hereto as Exhibit A, which agreement (the "Option Agreement") shall be executed by you and the Company promptly after you execute and return this Agreement. The shares subject to the Option shall become fully vested and exercisable in three tranches upon the occurrence of the specific events (the "Vesting Events") described below, provided that you are in the employ of the Company at the time of such Vesting Event(s). To the extent that the Option fails to fully vest while you are in the employ of the Company, the unvested portion(s) of the Option shall expire on the date that your employment with the Company terminates.

            (i) One third of the Option shares upon the first Food and Drug Administration ("FDA") approval of Genasense.

            (ii) One third of the Option shares upon FDA approval of Genasense in any 2nd indication.

            (iii) One third of the Option shares upon FDA approval of Genasense in any of the following indications Non-Small Cell Lung Cancer, breast, colorectal, prostate, or Non-Hodgkins Lymphoma.

                  The Option shall be deemed to be an Incentive Stock Option ("ISO") to the extent allowable under the "Code" (as defined in Section 3(j) below), and shares acquired upon exercise will be fully registered and publicly tradable.

      (c) The Company agrees to reimburse you for reasonable and necessary travel, business entertainment, and other business expenses incurred by you in connection with the performance of your duties under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by you of appropriate documentation in accordance with the Company's standard procedures.

      (d) You shall be entitled during the Term to four weeks per annum vacation time. You may "carry over" up to two weeks of unused vacation time from year to year; provided, however, that the maximum vacation accrual allowed at any one time shall not exceed six weeks.


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      (e) During the Term, you shall be entitled to participate in any and all medical insurance, dental insurance, group health, disability insurance, life insurance, retirement, pension, savings, income deferral, fringe benefit, and other benefit and perquisite plans, programs and arrangements that are made available to senior executives of the Company generally, in each case on terms and conditions no less favorable to you than those applying to other senior executives of the Company generally. For avoidance of doubt, the Company, in its sole discretion, may at any time amend or terminate any such plan, program or arrangement.

      (f) During the Term only and subject to underwriting approval, you will be entitled to receive the following life insurance and disability benefits in addition to those provided under Section 3(e):

            (i) The Company will pay the premiums on an ordinary term life insurance policy in a face amount of three (3) times your Base Salary, with the death benefit payable to such beneficiaries as you shall name.

            (ii) The Company will pay the premiums, up to a maximum of $5,000 per year, on an individual Long Term Disability policy.

      (g) In addition, you will be eligible for stock option grants consistent with the stock option guidelines applicable to the Company's other senior executives. Such grants will be issued as ISOs to the extent allowable by the Code.

      (h) A directors' and officers' liability insurance policy (or policies) shall be kept in place, during the Term and for six years thereafter, providing coverage that is no less favorable to you in any respect (including, without limitation, with respect to scope, exclusions, amounts and deductibles) than the coverage then being provided to any other present or former officer or director of the Company.

      (i) If you are made a party or are threatened to be made a party to any Proceeding that arises out of or relates to your service hereunder, then you shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the Company's corporate charter, including the right to be paid by the Company for any expenses incurred in defending any such Proceeding in advance of its final disposition, pursuant to the terms of Article VIII of the Company's corporate charter. For purposes of this Agreement, the following terms shall have the following meanings: "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information; "Company Arrangement" shall mean any plan, program, award, corporate governance document, agreement (including, without limitation, this Agreement) or arrangement of the Company or any of its Affiliates; "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity; and "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other.


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      (j) If the aggregate of all amounts and benefits due to you, under this
Agreement or any other Company Arrangement, or in connection with your employment with the Company or the termination thereof, which, if received by you in full, would constitute "parachute payments" as such term is defined in and under Section 280G of the Code (collectively, "Change in Control Benefits"), reduced by all Federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount you would receive, after taxes, if you received aggregate Change in Control Benefits equal to only three times your "base amount", as defined in and determined under Section 280G of the Code, less $1.00, then such cash Change in Control Benefits as you shall select shall be reduced or eliminated to the extent necessary so that the Change in Control Benefits received by you will not constitute parachute payments (provided that reduction in such cash Change in Control Benefits can achieve this objective). The determinations with respect to this Section 3(j) shall be made by an independent auditor (the "Auditor") paid by the Company. The Auditor shall be the Company's regular independent auditor unless you reasonably object to the use of that firm, in which event the Auditor shall be a nationally-recognized United States public accounting firm chosen by the Company and approved by you (which approval shall not be unreasonably withheld or delayed). For purposes of this Agreement, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

      (k) It is possible that after the determinations and selections made pursuant to Section 3(j) you will receive Change in Control Benefits that are, in the aggregate, either more or less than the limitations provided in Section 3(j) (hereafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, then you shall refund the Excess Payment to the Company promptly on demand, together with an additional payment in an amount equal to the product obtained by multiplying the Excess Payment times the applicable annual federal rate (as determined in and under Section 1274(d) of the Code) times a fraction whose numerator is the number of days elapsed from the date of your receipt of such Excess Payment through the date of such refund and whose denominator is 365. In the event that it is determined (x) by a court of competent jurisdiction, or (y) by the Auditor upon request by you or the Company, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to you within 10 days of such determination together with an additional payment in an amount equal to the product obtained by multiplying the Underpayment times the applicable annual federal rate (as determined in and under Section 1274(d) of the Code) times a fraction whose numerator is the number of days elapsed from the date of the Underpayment through the date of such payment and whose denominator is 365.


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      4. Representations and Warranties.

      (a) You hereby represent and warrant to the Company as follows:

            (i) Neither the execution and delivery of this Agreement nor the performance by you of your duties and other obligations under it violates any statute, law, regulation, order, judgment or decree, or conflicts with or constitutes a default under (whether immediately, upon the giving of notice or lapse of time, or both) any prior employment agreement, contract, or other instrument to which you are a party or by which you are bound.

            (ii) You have the full right, power and legal capacity to execute and deliver this Agreement and to perform your duties and other obligations hereunder. This Agreement constitutes your legal, valid and binding obligation, enforceable against you in accordance with its terms. No approvals or consents of any persons or entities are required for you to execute and deliver this Agreement or perform your duties and other obligations hereunder.

      (b) The Company hereby represents and warrants to you as follows:

            (i) It is fully authorized by action of any Person whose action is required to enter into this Agreement and to perform its obligations under it.

            (ii) The execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any other Company Arrangement to which it is a party or by which it is bound.


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            (iii) Upon the execution and delivery of this Agreement by the
Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

      5. Non-competition and Non-solicitation.

      (a) You understand and recognize that your services to the Company are special and unique and you agree that, during the Term and, except as provided below, for two years thereafter, you shall not other than in connection with performing services for the Company (or any of its Affiliates) or with the prior written consent of a representative of the Company specifically authorized by the Chief Executive Officer to give such consent, directly or indirectly, on behalf of yourself or any Person enter into or engage in any business that competes, or is actively planning to compete, directly and materially with the Company with respect to any technology or service of, or any product manufactured or distributed by, the Company or in which the Company has intellectual property rights (except as provided below, a "Conflicting Field"), either as an individual for your own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of such Person ("Competitor"); provided, however, that (i) following any termination of your employment hereunder, "Conflicting Field" shall refer only to the field of using antisense technology as therapy for cancer as its primary business; (ii) subject to the provisions of Section 1(c) above, nothing in this Agreement shall preclude you from accepting employment with, or providing services for, any Person that competes, or is actively planning to compete, with the Company in a Conflicting Field so long as (x) you work solely in a subsidiary, division, or other distinct unit of such Person that carries on a bona fide business that does not compete, and is not actively planning to compete with the Company in a Conflicting Field or (y) you serve as a member of a board of directors (and not as an employee) and your activities otherwise do not involve competition with the Company in a Conflicting Field, either directly or indirectly; and (iii) nothing in this Agreement will preclude you from holding five percent (5%) or less of the equity interests of any publicly traded entity, calculated on a fully diluted basis. For purposes of this Section 5 (other than Section 5(c)), the term "Company" shall be deemed to include, where appropriate, all direct and indirect subsidiaries of the Company.

      (b) In further consideration of the payments and benefits to be provided to you pursuant to this Agreement (including, without limitation, pursuant to Sections 3 and 10 hereof) you agree that during the Term and for two years thereafter, but subject to Sections 5(e) and 5(f) below, you shall not, other than in connection with performing services for the Company or any of its Affiliates or with the prior written consent of a representative of the Company specifically authorized by the Chief Executive Officer of the Company to give such consent:


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            (i)   directly or indirectly take any action, or attempt to take any action, which is intended to, or should reasonably be foreseen by you to, induce a material breach of any material contract or agreement known to you between the Company and any of its licensors, licensees, clients, customers, vendors, suppliers, agents, consultants, employees (whether or not such employees are "at will" employees) or any other Person with whom the Company has an agreement (each, a "Covered Party");

            (ii) directly or indirectly solicit or attempt to solicit any Covered Party to terminate his, her or its relationship with the Company in breach of any material contract or agreement with the Company known to you;

            (iii) directly or indirectly solicit or attempt to solicit any individual known by you to be an employee or consultant of the Company to instead become an employee, agent, consultant, representative or advisor of any other Person; or

            (iv) directly or indirectly persuade, or seek to persuade, any customer of or supplier to the Company to cease to do business with the Company, or to reduce the amount of business which such customer or supplier has done or contemplates doing with the Company, whether or not the relationship between the Company and such customer or supplier was originally established in whole or in part through your efforts.

      (c) During the Term and for two years thereafter you agree that (i) upon becoming employed by a Competitor, or by a subsidiary, division or other business unit of a Competitor, you will promptly provide notice to the Company of such employment; and (ii) upon the earlier of your (x) negotiating with any Competitor concerning the possible employment of you by such Competitor, (y) receiving an offer of employment from any Competitor, and (z) becoming employed by any Competitor, you will promptly provide copies of Sections 5, 6, 7 and 8 of this Agreement to such Competitor. You further agree that the Company may, during such period, provide notice to any Competitor by which you have become employed, or with which you are negotiating to become employed, of your obligations under this Agreement, including without limitation your obligations under Sections 5, 6 and 7 hereof.


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      (d) You understand that the provisions of this Section 5 may limit your ability to earn a livelihood in a business similar to the business of the Company but nevertheless agree and hereby acknowledge that the consideration provided under this Agreement, including any compensation or benefits provided under Sections 3 and 10 hereof, is sufficient to justify the restrictions contained in this Section 5. In consideration thereof and in light of your education, skills and abilities, you agree that you will not assert in any forum that such provisions prevent you from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

      (e) Nothing in Section 5(b) above shall preclude any Person with whom you become associated from accepting offers from individuals employed by the Company to be employed by such Person; provided that such offers were not solicited, or otherwise encouraged by you, either directly or indirectly.

      (f) The provisions of this Section 5 shall be null and void in the event that, after the Term, the Company or any of its Affiliates materially breaches any of their material obligations to you, under Section 10 or otherwise, which breach is not fully cured on fifteen days' notice from you to the Company requesting cure.

      6. Ownership of Proprietary Information.

      (a) You confirm and agree that all proprietary information relating to the Company's business that has been created by, discovered by, developed by, learned by, or made known to, the Company, or assigned, licensed or otherwise conveyed to the Company from the beginning of time through the end of the Term (including, without limitation, proprietary information relating to the Company's business created by, discovered by, developed by, learned by, reduced to practice by or made known to the Company, or to you, either alone or jointly with others, during your employment with the Company, and proprietary information relating to the Company's customers, clients, suppliers, vendors, consultants, licensors and licensees) has been, is and shall be the sole property of the Company, and the Company has been, is and shall be the sole owner of all proprietary designs, ideas, patents, patent applications, copyrights, copyright applications and other rights in connection with such proprietary information, including but not limited to the right to make application for statutory protection of any kind with respect to such proprietary information, in any country. All of the aforementioned information is hereinafter called "Proprietary Information" (and shall be deemed Proprietary Information regardless of whether or not the Proprietary Information is patentable or copyrightable) except to the extent otherwise provided in Section 6(b) below. By way of illustration, but not limitation, Proprietary Information includes, to the extent proprietary to the Company and except to the extent otherwise provided in Section 6(b) below, trade secrets, processes, discoveries, structures, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, data structures, know-how, show-how, improvements, information relating to products (both current and under development), services and technologies, product concepts, specifications, techniques, information or statistics contained in, or relating to, promotion or marketing plans and programs, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications of any kind, trademark applications and information about the Company's employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants) and confidential business information of the Company or any of its clients, consultants, suppliers, customers, vendors, licensors, licensees and other third parties. For purposes of this Section 6(a), and of Sections 6(b), 6(c) and 6(d) below, the term "Company" shall be deemed to include, as appropriate, all of the Company's Affiliates.


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      (b) Notwithstanding the foregoing, Proprietary Information shall not include: (i) information in the public domain not as a result of any breach of this Agreement or of any duty owed by you to the Company or any other Person;
(ii) information lawfully in your possession prior to the commencement of your employment with the Company and not disclosed to you by the Company or (iii) information disclosed to you without restriction by a third party who had the right to disclose such information to you.

      (c) You agree that the results of all work and tasks performed by you, and all copyrightable works created by you, for or on behalf of the Company ("Works") are owned by the Company and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). The Company shall therefore be deemed to be the sole author and owner of any and all right, title and interest in any Works including without limitation, all intellectual property rights therein. You hereby assign to the Company all right, title and interest you may have or acquire in any Works.

      (d) You agree to transfer and assign, and do hereby transfer and assign, to the Company all of your right, title and interest in and to all inventions (including, but not limited to, new contributions, concepts, ideas, developments, discoveries, processes, procedures, formulas, methods, compositions, techniques, articles, machines, and improvements), writings (including, but not limited to, computer programs, manuals, reports, databases and other information), and all related know-how (collectively referred to as "Inventions"), whether or not patentable, copyrightable or protectable as trade secrets, conceived, developed or made by you, alone or with others, during the Term which: (i) relate to the actual or anticipated business, research or development of the Company; (ii) are conceived, developed, or made using equipment, supplies, facilities, or Proprietary Information of the Company; or
(iii) result from work performed by you for the Company.


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      (e) It is understood that no patent, copyright, trademark or other proprietary right or license is granted to you under this Agreement. Any disclosure of Proprietary Information and any materials which may accompany any such disclosure in the course of your employment under this Agreement shall not result in the grant to you of any proprietary rights, express or implied, of any kind as against the Company.

      (f) During the Term and thereafter, you agree that you will, upon reasonable request by the Company, promptly disclose to the Company, or any Person reasonably designated by the Company, all Proprietary Information and Works that you know or possess and that have been developed, created, made, conceived, reduced to practice or learned by the Company, any Affiliate of the Company, or you, either alone or jointly with others, during the Term and are not otherwise known to the Company's officers and directors.

      (g) Any assignment of copyright under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and other rights relating thereto that may be known as or referred to as "moral rights" (collectively, "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where such Moral Rights exist, you hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. You agree to confirm any such waivers and consents from time to time as requested by the Company.

      (h) You further agree to assist the Company upon reasonable request by the Company and both during and after the Term (but at the Company's sole expense), to obtain, confirm and from time to time enforce patents, copyrights or other rights relating thereto for Works in any and all countries, and to that end you will, upon reasonable request by the Company, execute any documents reasonably necessary: (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection with respect to Works in any country throughout the world and when so obtained or vested to renew and restore the same on behalf of the Company; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection. If the Company is unable, upon reasonable request and after reasonable effort, to secure your signature on any document reasonably needed to apply for, prosecute or enforce any patent, copyright or other protection for any Work, whether because of your physical or mental incapacity or for any other reason whatsoever, you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and in your behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and enforcement of patents, copyrights or other protections with the same legal force and effect as if executed by you.


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      (i) Your obligation to assist the Company, upon reasonable request by the
Company, in obtaining and enforcing patents and copyrights for Works in any and all countries, and in resisting disclosure of Proprietary Information as provided in Section 7(d) below, and in otherwise carrying out your obligations under Sections 6 and 7, shall continue beyond the Term to the extent provided herein, but the Company agrees to compensate you, on an hourly basis based on an eight hour day at a daily rate of $1,500, for time actually spent by you after the Term at the Company's request on such matters.

      7. Use and Disclosure of Proprietary Information.

      (a) You agree at all times, including after the Term, (x) to keep in strictest trust and confidence and not to disclose or make accessible to any other Person other than with the prior written consent of a representative of the Company specifically authorized by the Chief Executive Officer or the Board to give such consent, Proprietary Information of the Company and its Affiliates, and (y) not to use any such Proprietary Information for yourself or others; provided that the provisions of this Section 7(a) shall not prohibit or restrict use or disclosure in connection with the proper discharge of your services for the Company or any of its Affiliates or as otherwise provided in this Agreement.

      (b) You further agree not to disclose or publish at any time, during or after the Term, and in violation of any obligation of confidence owed by you, information relating to any of your former employers.

      (c) Upon lawful written notice by the Company to you either during or after the Term, you shall promptly deliver to the Company, or, if requested by the Company, promptly destroy all written Proprietary Information, and any other written material containing any Proprietary Information (whether prepared by the Company, you or a third party), that is in physical (including without limitation electronic) form and that is in your possession, and will not retain any copies, extracts, summaries or other reproductions in whole or in part of such written Proprietary Information or other material; provided that you shall in all instances be permitted to retain, and use appropriately: (x) your personal correspondence files, rolodex, and the like and (y) documents relating to your benefits, entitlements, compensation, tax obligations, and the like.

      (d) If during the Term or thereafter you are required by law, or by order, subpoena or comparable process from an arbitrator, court, agency or other Person, to disclose all or any part of any Proprietary Information, other than as contemplated elsewhere in Sections 6 and 7, you will provide the Company with prompt written notice of such requirement, and of the terms and circumstances surrounding such requirement, so that the Company, or, as applicable, one or more of its Affiliates, may seek an appropriate protective order or waive compliance with the provisions of this Agreement. In such case, the Parties will consult with each other on the advisability of pursuing any such order or other legal action or available steps to resist or narrow such requirement. If, failing the entry of a protective order or the receipt of a waiver hereunder, you are, in the opinion of your counsel, legally compelled to disclose Proprietary Information, you may disclose only that portion of such information which counsel advises you that you are legally compelled to disclose. In any event, you will cooperate reasonably with the Company in obtaining, and will not oppose action by the Company (or, as applicable, one or more of its Affiliates) to obtain, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of any Proprietary Information. All expenses reasonably incurred by you in complying with Sections 6 and 7 (including, without limitation, fees and other charges of counsel) will be promptly reimbursed by the Company.


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      8. Enforcement. You agree that the remedy at law for any breach or threatened breach by you of any covenant contained in Sections 5, 6, or 7 of this Agreement would be inadequate and that such a breach may cause irreparable damage to the Company. In the event that you breach or threaten to breach any provisions of Sections 5, 6 or 7, in addition to any other rights which the Company may have at law or in equity, the Company shall be entitled, without the posting of a bond or other security, to seek injunctive relief from any court of competent jurisdiction to enforce the restrictions contained in such Sections. In the event that an actual proceeding is brought in equity to enforce any of the provisions of Sections 5, 6, or 7, you shall not assert as a defense that there is an adequate remedy at law, nor shall the Company be prevented from seeking any other remedies that may be available to it (including without limitation monetary damages). The prevailing party in any contested request for injunctive relief under this Section 8 shall be entitled to prompt reimbursement for such party's reasonable attorneys' fees, and for other costs and expenses reasonably incurred by such party, in connection with such request.

      9. Termination. Your employment hereunder, and the Term, shall terminate upon the first to occur of the following events:

      (a) Death. Your death.

      (b) Disability. You have been unable, for a period of one hundred and eighty (180) consecutive days, to perform your duties under this Agreement, as a result of physical or mental illness, injury or incapacity ("Becoming Totally Disabled") and the Company shall have communicated to you, by written notice, the fact of your termination, which termination shall be effective on the 30th day after receipt of such notice by you, unless you return to full-time performance of your duties hereunder prior to such 30th day.


Itri Stock Option Grant Agreement                                             13

      (c) Termination by the Company for Cause. The Company may terminate your employment for Cause effective immediately upon written notice to you except as hereinafter provided in subsection 9(c)(ii). For purposes of this Agreement, the term "Cause" shall mean any of the following:

            (i) Any willful and material breach by you of any of the provisions of Sections 4, 5, 6 or 7 of this Agreement, which breach results in a material detriment to the Company or any Affiliate thereto;

            (ii) Any willful and material breach by you of Section 1(b) or (c), which breach is not cured by you within 30 days of written notice thereof from the Company; provided, however, that your right to such 30 day cure period shall be conditioned upon your good faith attempt to cure such breach;

            (iii) Any action or omission by you that is intended to harm the
                  Company and that is in bad faith and likely to cause material harm to the Company;

            (iv) Any other act or bad faith omission by you that constitutes willful gross misconduct or willful gross neglect and that has the effect of materially harming the Company, its business or reputation;

            (v) The perpetration of an intentional and knowing fraud against or adversely affecting the Company or any Covered Party, which fraud causes or is likely to cause material detriment to the Company;

            (vi)  The conviction of you of any felony; or

            (vii) You engage in willful gross misconduct that constitutes illegal harassment and/or discrimination.

      (d) Termination by the Company Without Cause. The Company may terminate your employment hereunder at any time for any reason or no reason by giving you thirty (30) days' prior written notice of the termination.


Itri Stock Option Grant Agreement                                             14

      (e) Termination by You For Good Reason. You may terminate your employment hereunder for "Good Reason" on ten days' written notice to the Company following the occurrence of any of the following without your prior written consent: (i) you are assigned duties that are inconsistent in any material respect with
Section 1(b) above, or your title, position, authorities, duties or responsibilities are materially diminished, in each case without full cure on 30 days' written notice from you to the Company requesting cure; provided that the Company becoming a subsidiary of another entity, or otherwise ceasing to be a publicly-traded company, shall not in and of itself constitute circumstances described in this clause (i) unless an assignment or diminishment described in this clause (i) occurs in connection therewith; (ii) any failure by the Company to timely comply with its obligations to you under Section 3 above, or with any other material obligation to you, that is not fully cured on 30 days' written notice from you to the Company requesting cure; (iii) any change in your reporting structure so that you are required to report, in your capacity as President, Pharmaceutical Development, to any Person other than the Chief Executive Officer, if not fully cured on ten days' written notice from you to the Company requesting cure; (iv) any relocation of the Company's headquarters, or of your principal place of employment, to a location that is more than 75 miles from Berkeley Heights, New Jersey; or (v) any failure by the Company to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 15 days after any reconstruction, amalgamation, combination, merger, consolidation, sale, liquidation, dissolution or similar transaction. In addition, any termination by you, on 30 days' written notice from you to the Company, of your employment hereunder during any 30-day period that commences 365 days after the occurrence of any Change in Control shall be treated as a termination by you for "Good Reason". For purposes of this Agreement, "Change in Control" shall mean "Change in Control" as defined in the 1998 Plan.

      (f) Termination By You Without Good Reason. You may terminate your employment hereunder at any time, for any reason or no reason, by giving 30 days' prior written notice of termination to the Company. No such termination of your employment hereunder shall be deemed a breach of this Agreement.

      (g) Expiration of Term. Your employment hereunder shall terminate upon expiration of the Term pursuant to notice of non-extension given by either Party in accordance with Section 2.

      10. Benefits Upon Termination of Your Employment Hereunder. In the event that your employment hereunder is terminated, you shall be entitled only to the following compensation and benefits:


Itri Stock Option Grant Agreement                                             15

      (a) Termination By Reason of Death or Becoming Totally Disabled; Termination by the Company for Cause; Termination by You Without Good Reason. In the event that your employment hereunder is terminated by reason of your death or your Becoming Totally Disabled, or by the Company for Cause or by you without Good Reason, pursuant to Sections 9(a), 9(b), 9(c) or 9(f), the Company shall promptly pay, or otherwise provide, the following amounts and benefits to you (or your estate, as the case may be):

            (i) Any accrued but unpaid Base Salary as of the date of termination for services rendered through the date of termination;

            (ii) Any accrued but unpaid expenses required to be reimbursed pursuant to Section 3(c);

            (iii) Any vacation accrued through the date of termination;

            (iv)  Any earned but unpaid Bonus amounts; and

            (v) Any other additional amounts or benefits to which you may be entitled pursuant to the applicable terms of any applicable Company Arrangement, with all such amounts and benefits to be determined, and paid or otherwise provided, in accordance with the applicable terms of such Company Arrangements.

      (b) Termination by the Company Without Cause or by You for Good Reason. In the event that your employment hereunder is terminated by the Company without Cause pursuant to Section 9(d), or by you for Good Reason pursuant to Section 9(e), the Company shall promptly pay, or otherwise provide, the following amounts and benefits to you:

            (i) The amounts and benefits described in Section 10(a)(i) through 10(a)(v); and

            (ii) Conditioned upon your first delivering a signed mutual release, in customary form and substance, that (A) runs from you and your beneficiaries and heirs ("Your Releasees") to the Company, its employees, officers, directors and Affiliates (the "Company Releasees"), and from the Company Releasees to your Releasors, (B) covers all claims arising prior to the date of termination (other than claims arising under or preserved by this Section 10), (C) is supported by a full mutual indemnification (including, without limitation, advancement of expenses, such as attorneys' fees) against released claims, and (D) becomes effective if and only if executed by the Company and returned to you within ten days after it is received by the Company:


Itri Stock Option Grant Agreement                                             16

                  (A) Prompt lump-sum payment equal to your then current annualized Base Salary;

                  (B) Lump-sum payment of a pro-rata bonus for the calendar year of termination, based on actual performance as determined in good faith by the Company and paid in cash as soon as reasonably practicable following the calendar year of termination; and

                  (C) Each of your outstanding stock options relating to Company stock shall, to the extent vesting or exercisability depends solely on your continued employment, become fully vested, and fully exercisable, as of the date of termination of your employment with the Company and (for avoidance of doubt) shall remain exercisable for the period otherwise provided under the applicable Company Arrangements.

      (c) Expiration of the Term. In the event that your employment hereunder terminates by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, the Company shall promptly pay, or otherwise provide, the following payments and benefits to you:

            (i) The amounts and benefits described in Section 10(a)(i) through 10(a)(v);

            (ii) A pro-rata bonus for the year of termination, determined and paid as provided in Section 10(b)(ii)(B); and

            (iii) If the Term expires pursuant to notice of non-extension from the Company, each of your outstanding stock options whose vesting or exercisability depends solely on your continued employment shall become fully vested, and fully exercisable, as of the date of termination, but only to the extent that such option was then scheduled to become vested or exercisable within 90 days following the date of your termination had your employment hereunder continued; and (for avoidance of doubt) shall remain exercisable for the period otherwise provided under the applicable Company Arrangements. For avoidance of doubt, this sub-section 10(c)(iii) does not apply to the Option.


Itri Stock Option Grant Agreement                                             17

      (d) No Mitigation; No Offset. In the event of any termination of your employment hereunder, you shall have no obligation to mitigate the obligations of the Company under this Agreement or otherwise, and there shall be no offset against amounts or benefits due to you under this Agreement or otherwise on account of (x) any claim that the Company or any of its Affiliates may have against you or (y) any remuneration or other benefit earned or received by you after such termination. Any amounts due under this Section 10 are considered to be reasonable by the Company and are not in the nature of a penalty.

      (e) No Other Benefits or Compensation. Except as otherwise provided in this Agreement, you shall have no right to receive any other compensation, or to participate in any other arrangement or benefit with respect to any future period after the date of termination.

      11. Notices. Any notice or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given: when delivered personally after receipt therefore; one (1) day after being sent by Federal Express or similar overnight delivery, with receipt acknowledged; or three (3) days after being mailed by registered or certified mail, postage prepaid, return receipt obtained, to either party at the address set forth below, or to such other address as such party shall give by notice hereunder to the other party.

      If to the Company:

                        Genta Incorporated
                        Two  Connell Drive
                        Berkeley Heights, NJ  07922
                        Attention:  Gregg Siefert

      With a copy to:

                        Fox Rothschild LLP
                        Princeton Pike Corporate Center
                        997 Lenox Drive, Bldg 3
                        Lawrenceville, NJ  08648
                        Attention: Sally Heckeroth, Esq.
                        FAX: (609)896-1469


Itri Stock Option Grant Agreement                                             18

      If to you:

                        The address of your principal residence as it appears in the Company's records, with a copy to you (during the Term) at your principal office at the Company.

      With a copy to:

                        Morrison Cohen Singer & Weinstein, LLP
                        750 Lexington Avenue
                        New York, New York 10022
                        Attn:  Robert M. Sedgwick, Esq
                        Fax #: 212-735-8708

      12. Severability of Provisions. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein. If any provision of this Agreement or any part thereof is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, the Parties agree that the court making such determination shall reduce the scope, duration and/or area of such provision (and substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. The Parties recognize that if, in any Proceeding, a court shall refuse to enforce any of the separate covenants contained in this Agreement, then that invalid or unenforceable covenant contained in this Agreement shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. In the event that any court or arbitrator determines that the time period or the area, or both are unreasonable and that any of the covenants is to that extent invalid or unenforceable, the Parties agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable.


Itri Stock Option Grant Agreement                                             19

      13. Entire Agreement; Modification; Inconsistencies; Assignment

      (a) This Agreement contains the entire understanding and agreement between the Parties concerning the specific subject matter hereof and supersedes in its entirety, as of the Effective Date, any prior employment agreement between the Parties; provided, however, that nothing herein shall limit or reduce any right or benefit that shall have accrued to you as of the Effective Date, or any right under any prior employment agreement, or otherwise, on account of events occurring prior to the Effective Date, or any right under Sections 3(b) and 3(c) of the March 27, 2001 employment agreement between the Parties (with the reference to the "Term" in such Section 3(c) being deemed to include the Term as defined in this Agreement).

      (b) No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to the provision of this Agreement that is being amended and that is signed by you and by an authorized representative of the Company. The failure of either part to insist upon the strict performance of any terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived. In the event of any inconsistency between any provision of this Agreement and any provision of any other Company Arrangement, the provisions of this Agreement shall control unless you otherwise agree in a writing that expressly refers to the provision of this Agreement whose control you are waiving.

      (c) The rights, liabilities, duties and obligations of the Company under this Agreement may not be assigned or transferred by the Company except that such rights and obligations may be assigned or transferred pursuant to (i) a merger, consolidation or other combination in which the Company is not the continuing entity; or (ii) a sale or liquidation of all or substantially all of the business and assets of the Company; provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes in writing the rights, liabilities, duties and obligations of the Company as set forth in this Agreement.

       (d) None of your rights or obligations under this Agreement may be assigned or transferred by you other than your rights to compensation and benefits, which may be transferred only by will or by operation of law, except that you shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following your death by giving written notice thereof to the
     Company. In the event of your death or a judicial determination of your incompetence, references in this Agreement to you shall be deemed, where appropriate, to refer to your beneficiary, estate or other legal representative.


Itri Stock Option Grant Agreement                                             20

      14. Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company and its successors and assigns, and upon you and your legal representatives. This Agreement constitutes a personal service agreement, and the performance of your obligations hereunder may not be transferred or assigned by you.

      15. Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New Jersey without regard to principles of conflict of law.

      16. Survivability. The provisions of this Agreement which by their terms call for performance subsequent to termination of your employment hereunder shall so survive such termination.

      17. Headings. The headings of Sections and subsections of this Agreement are inserted for convenience and shall not affect any interpretation of this Agreement. Signatures delivered by facsimile shall be effective for all purposes.

                             Signature Page Follows


Itri Stock Option Grant Agreement                                             21

If this letter agreement meets with your approval and you desire to accept this offer of employment on the terms and conditions set forth herein, please execute the enclosed copy of this letter and return it to me as soon as possible.

                                           Sincerely,

                                           GENTA INCORPORATED


                                           By: /s/ RAYMOND P. WARRELL, JR., M.D.
                                               ---------------------------------
                                                   Raymond P. Warrell, Jr., M.D.
                                                   Chairman & CEO


                                           By: /s/ MICHAEL S. WEISS
                                               ---------------------------------
                                                   Michael S. Weiss
                                                   Vice-Chairman

AGREED AND ACCEPTED
AS OF THE DATE FIRST SET FORTH ABOVE

/s/ LORETTA M. ITRI, M.D.
-------------------------
Loretta M. Itri, M.D.


Itri Stock Option Grant Agreement                                             22

                                    EXHIBIT A

                         FORM OF STOCK OPTION AGREEMENT

The Compensation Committee of Genta Incorporated ("Genta") has determined to grant you an option (the "Option") to purchase shares of the common stock of Genta under the Genta Incorporated 1998 Stock Incentive Plan (the "Plan"). The terms of the grant are set forth in the Incentive Stock Option Agreement provided to you (the "Agreement"). The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Agreement.

                   Summary of Incentive Stock Option Agreement

Optionee:                           Loretta Itri

Date of Grant:                      08/05/03

Total Number of Shares Granted:     300,000

Exercise Price Per Share:           $11.95

Vesting Schedule:                   One third of the shares subject to the
                                    Option upon the first Food and Drug
                                    Administration ("FDA") approval of Genasense

                                    One third of the shares subject to the
                                    Option upon FDA approval of Genasense in any 2nd indication

                                    One third of the shares subject to the
                                    Option upon FDA approval of Genasense in any of the following indications: Non-Small Cell Lung Cancer, breast, colorectal, prostate, or Non-Hodgkins Lymphoma

Term/Expiration Date:               08/05/13


Itri Stock Option Grant Agreement                                             23

      STOCK OPTION AGREEMENT (the "Agreement"), dated as of August 05, 2003 (the "Date of Grant"), between GENTA INCORPORATED, a Delaware corporation (the "Company"), and the other party signatory hereto (the "Optionee"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Plan (as defined below).

      The Company's Compensation Committee (the "Committee") has determined that the objectives of the Company's 1998 Stock Incentive Plan (the "Plan") will be furthered by granting to the Optionee an incentive stock option pursuant to the Plan.

      In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee hereby agree as follows:

      SECTION 1. Grant of Option.

      1.1 Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee an incentive stock option, #874 (the "Option") to purchase 300,000 (three hundred thousand) shares of common stock of the Company, $0.001 par value per share (the "Shares") at an exercise price of $11.95 per Share. The Option shall become exercisable according to Section 2 below.

      1.2 The Option is designated as an incentive stock option, as described in
Section 5 below. However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Section 5, the portion of the Option that exceeds such limits shall be granted in the form of a nonqualified stock option. Attached hereto as Schedule 1.2 is a description, which is acknowledged and agreed to by the Company and the Optionee to be accurate and complete, of
(a) the Option granted hereby and (b) each option to purchase common stock of the Company previously granted by the Company to the Optionee, including in each case for (a) and (b), the date(s) of the option grant, the number of shares of common stock of the Company for which each option has been granted, the exercise price(s) per share, the schedule of the period of time as to which shares subject to each option become exercisable, the termination date of each such option and a designation as to the extent to which each option is an incentive stock option and/or a nonqualified option.


Itri Stock Option Grant Agreement                                             24

      1.3 The Company has entered into an arrangement (the "Management Arrangement") for the management of certain day to day operations respecting the Plan and the functions of the Company with respect thereto, including, without limitation, processing of the exercise of this Option, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, a registered broker-dealer (hereinafter, collectively with any successor, assign or substitute, the "Manager"). Written information respecting the Management Arrangement and the Manager has been supplied to the Optionee. As a condition of accepting this Option, the Optionee shall establish a securities account with the Manager with respect to the Option and the Shares. The Company may amend or terminate the Management Arrangement and/or substitute or terminate the Manager without notice to the Optionee.

      SECTION 2. Exercisability.

      Subject to the further terms of this Agreement and the Plan, the Option shall become exercisable as follows:


Itri Stock Option Grant Agreement                                             25

      (i) One third of the Shares on the date of the first Food and Drug Administration ("FDA") approval of Genasense

      (ii) One third of the Shares on the date of FDA approval of Genasense in any 2nd indication

      (iii) One third of the Shares on the date of FDA approval of Genasense in any of the following indications: Non-Small Cell Lung Cancer, breast, colorectal, prostate, or Non-Hodgkins Lymphoma provided that the Optionee is employed by the Company on the applicable date of FDA approval. The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share. Unless terminated earlier pursuant to the provisions of this Agreement or the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at the close of business on the principal exchange on which the shares are traded on the tenth anniversary date of the stock grant, or if such date is a date on which such principal exchange is closed, the next preceding business day.

      SECTION 3. Method of Exercise.

      3.1 The Option, or any part thereof, may be exercised by giving written notice to the Company on such form and in such manner as the Committee shall prescribe. Such written notice must be accompanied by payment of the full purchase price for the number of Shares being purchased or by other documentation prescribed by the Committee for purchase. Such payment may be made by any one of, or a combination of, the following methods: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company); (b) by delivery of Shares acquired at least six months prior to the Option exercise date and having a Fair Market Value on the exercise date equal to all or part of the option exercise price and a certified or official bank check for any remaining portion of the full purchase price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other method as the


Itri Stock Option Grant Agreement                                             26

Committee may authorize. The Committee may impose from time to time such limitations as it deems appropriate for the use of Shares of the Company to exercise the Option. The date of the exercise of the Option shall be the date on which written notice of exercise and appropriate consideration for exercise is received at the place designated by the Company for exercise.

      3.2 The obligation of the Company to deliver Shares upon the exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Optionee (or other person exercising the Option after the Optionee's death represent that the Optionee) is purchasing the Shares for the Optionee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.


Itri Stock Option Grant Agreement                                             27

      3.3 All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Optionee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

      SECTION 4. Termination of Employment; Death.

      4.1 Upon termination of the Optionee's status as an employee of the Company for any reason (including death), the Option shall terminate and expire except as provided in Section 4.2 or 4.3 of this Agreement.

      4.2 If the Optionee's status as an employee of the Company terminates for any reason other than death or dismissal for cause, the Option shall be exercisable but only to the extent it was exercisable at the time of such termination and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of 90 days (or one year in the case of termination by reason of disability) following the date of termination. Options expiring in accordance with this Section cease to be exercisable on the designated expiration date at the close of business of the principal exchange on which the shares are traded, or if such date is a date on which such principal exchange is closed, on the next preceding business day.

      4.3 If the Optionee dies while an employee of the Company or following the termination of the Optionee's status as an employee of the Company, but during the period in which the Option is exercisable pursuant to Section 4.2 of this Agreement, the Option shall be exercisable but only to the extent it was exercisable at the time of death and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the first anniversary of the date of the Optionee's death. Options expiring in accordance with this Section cease to be exercisable on the designated expiration date at the close of business of the principal exchange on which the shares are traded, or if such date is a date on which such principal exchange is closed, on the next preceding business day.


Itri Stock Option Grant Agreement                                             28

      SECTION 5. Designation as Incentive Stock Option

      5.1 This Option is designated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If the aggregate Fair Market Value of the Shares on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422 of the Code. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

      5.2 The Optionee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Optionee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Optionee ceases to be an employee. The Optionee understands that the Optionee is responsible for the income tax consequences of the Option, and, among other tax consequences, the Optionee understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised. The Optionee will consult with his or her tax adviser regarding the tax consequences of the Option.


Itri Stock Option Grant Agreement                                             29

      5.3 The Optionee agrees that the Optionee shall notify the Company in writing, within 10 days of such sale or disposition, if the Optionee sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two years after the Date of Grant, or (ii) one year after the transfer of the Shares to the Optionee after exercise of the Option. The Optionee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

      SECTION 6. Change in Control, Dissolution, Liquidation, Merger.

      The provisions of the Plan applicable to a change in control, dissolution, liquidation, or merger of the Company shall apply to the Option, and, in the event of a change in control, dissolution, liquidation, or merger, the Committee may take such actions as it deems appropriate pursuant to the terms of the Plan.


Itri Stock Option Grant Agreement                                             30

SECTION 7. Plan Provisions to Prevail.

      This Agreement is subject to all of the terms and provisions of the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. Without limiting the generality of the foregoing, by entering into this Agreement the Optionee agrees that no member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

      SECTION 8. Nontransferability. The Option shall not be assignable or transferable, voluntarily or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect; provided, however, that this Section 8 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.


Itri Stock Option Grant Agreement                                             31

      SECTION 9. No Rights as a Shareholder

      The Optionee or his or her nominee, as the case may be, shall have no rights as a shareholder of the Company with respect to the shares subject to the Option until a) the issuance to the Optionee of a stock certificate for such shares or b) the recording of book-entry ownership has occurred for a nominee designated by the Optionee if the Optionee holds such shares in "street name." Except as otherwise provided in Section 1.5.3 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such book-entry ownership has occurred.

      SECTION 10. Right of Recapture.

      The Optionee understands that the Option is subject to Right of Recapture provisions of Section 2.10 of the Plan.

      SECTION 11. Right of Discharge Preserved.

      Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company and its subsidiaries, or to continue in the service of the Company and its subsidiaries as a consultant or director or affect any existing right that the Company and its subsidiaries have to terminate such employment or service.


Itri Stock Option Grant Agreement                                             32

SECTION 12. Notices.

      All notices required or permitted hereunder shall be given in writing by personal delivery; by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail); or by express delivery via express mail or any reputable express courier service. Notice shall be addressed
(a) to Genta Incorporated, c/o William P. Keane, Vice President & Chief Financial Officer, Two Connell Drive, Berkeley Heights, NJ 07922; and (b) to the Optionee at the address set forth on the signature page hereto; or (c) as to either party, at such other address as may be designated by notice in the manner set forth herein. Notices which are delivered personally, by confirmed facsimile transmission, or by courier as aforesaid, shall be effective on the date of delivery.

      SECTION 13. Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 4 of this Agreement and with the Plan, the heirs and personal representatives of the Optionee.

      SECTION 14. Entire Contract; Waiver; Amendment.

      This Agreement constitutes the entire contract between the parties hereto and supersedes all prior oral and written agreements between the parties with regard to the subject matter hereof. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. This Agreement may be amended as provided in Section 3.1.3 of the Plan.


Itri Stock Option Grant Agreement                                             33

      SECTION 15. Severability.

      If any provision of this Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement and the Plan or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement or the Plan.

      SECTION 16. Governing Law.

      This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, as they apply to contracts made, delivered and performed in the State of Delaware.

                            [Signature Page Follows]


Itri Stock Option Grant Agreement                                             34

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Optionee has executed this Agreement, effective as of the Date of Grant.

                                                 GENTA INCORPORATED


                                                 By: /s/ WILLIAM P. KEANE
                                                     ---------------------------
                                                     Name:  William P. Keane
                                                     Title: Vice President & CFO

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee with respect to this Agreement and the Plan shall be final and binding.

                                                 OPTIONEE

                                                 Loretta Itri, M.D.


                                                 /s/ LORETTA M. ITRI, M.D.
                                                 -------------------------------
                                                 Signature

                                                 Address:
                                                 C/o Genta Incorporated
                                                 Two Connell Drive
                                                 Berkeley Heights, NJ  07922


Itri Stock Option Grant Agreement                                             35

Schedule 1.2

-----------------------------------------------------------------------------------------------------------
Option Grant Date   # Shares Granted  Exercise Price    Vesting Schedule  Termination Date    Option Type
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
3/28/01             60,000            $5.73             Upon FDA          3/28/11             Non Qualified
                                                        approval of
                                                        Genasense
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
3/28/01             69,808            $5.73             25% per year      3/28/11             Incentive
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
3/28/01             170,192           $5.73             25% per year      3/28/11             Non Qualified
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
1/25/02             30,000            $13.70            25% per year      1/25/12             Non Qualified
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
1/28/03             15,000            $7.861            25% per year      1/28/13             Non Qualified
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
1/28/03             15,000            $7.861            25% per year      1/28/13             Incentive
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
8/05/03             300,000           $11.95            See footnote      8/05/13             See footnote
                                                        (a) below                             (b) below
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


Itri Stock Option Grant Agreement                                             36

(a) Option will vest as follows:

One third of the shares upon the first Food and Drug Administration ("FDA") approval of Genasense

One third of the shares upon FDA approval of Genasense in any 2nd indication

One third of the shares upon FDA approval of Genasense in any of the following indications: Non-Small Cell Lung Cancer, breast, colo-rectal, prostate, or Non-Hodgkins Lymphoma

(b) Option will be granted as an ISO to the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended. ISO status will be determined at the time the Option becomes exercisable.


Itri Stock Option Grant Agreement                                             37